UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

GENIE ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

1-35327

(Commission File Number)

Delaware	45-2069276
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Executive officers of Genie Energy Ltd. (the “Registrant”) are appointed by its Board of Directors at each annual meeting of the Board, to serve until the next annual meeting of the Board (or their earlier resignation or removal). Mr. Ira A. Greenstein, who had served as President of the Registrant, declined to stand for re-election at the Registrant’s annual meeting of the Board held on May 3, 2017.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Registrant’s Annual Meeting of Stockholders was held on May 3, 2017 (the “Meeting”). Stockholders voted on the matter set forth below.

(b) (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Registrant.

Elect Directors

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	% Votes For
James A. Courter	5,970,116	269,616	427	95.68%
Howard S. Jonas	6,010,703	226,618	2,838	96.37%
W. Wesley Perry	6,215,202	24,509	448	99.61%
Alan B. Rosenthal	6,220,155	19,323	681	99.69%
Allan Sass	6,219,862	19,430	867	99.69%

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Howard Jonas
	Name:	Howard Jonas
	Title:	Chief Executive Officer

Dated: May 5, 2017

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